EXHIBIT 21.1
                  LIST OF SUBSIDIARIES OF POORE BROTHERS, INC.



                    Company                       State of Incorporation
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 Poore Brothers of Arizona, Inc.                          Arizona
 Poore Brothers Distributing, Inc.                        Arizona
 Poore Brothers of Texas, Inc.                              Texas
 Poore Brothers Southeast, Inc.                           Arizona
 La Cometa Properties, Inc.                               Arizona
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